                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Stilwell Financial Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

Notes: Pursuant to Instruction 3, Item 10 of Schedule 14A of the Securities Exchange Act of 1934, as amended, a copy of the Janus Capital Corporation Annual Incentive Plan for the Chief Executive Officer is filed as an appendix to this proxy statement.

[LOGO] Stilwell
Financial Inc.
             920 Main Street, 21st Floor
    Kansas City, Missouri USA 64105-2008

                                 April 5, 2002

 Dear Shareholder:

       We cordially invite you to attend the annual meeting of shareholders of Stilwell Financial Inc., which will be held at the Kansas City Marriott Downtown Hotel, 200 West 12th Street, Kansas City, Missouri on Thursday, May 9, 2002, at 10:00 a.m.

       At the meeting, you will be asked to vote on proposals to elect two directors, approve a performance-based incentive compensation plan for the chief executive officer of our subsidiary, Janus Capital Corporation, and consider other business as may properly come before the meeting.

       Enclosed is a notice of the annual meeting, Proxy Statement and proxy card, along with a copy of our Annual Report for the 2001 fiscal year.

       We encourage you to read the enclosed Proxy Statement and vote promptly. If you attend the Annual Meeting, you may vote in person even if you previously voted by proxy. Thank you for your interest and support.

                                          Sincerely,

                                          /s/ Landon H. Rowland

                                          Landon H. Rowland
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                            STILWELL FINANCIAL INC.
                                920 Main Street
                          Kansas City, Missouri 64105

                               -----------------

                         NOTICE OF 2002 ANNUAL MEETING
                                      OF
                                 SHAREHOLDERS

                               -----------------

      The annual meeting of shareholders of Stilwell Financial Inc. will be held at the Kansas City Marriott Downtown Hotel, 200 West 12th Street, Kansas City, Missouri, on Thursday, May 9, 2002, at 10:00 a.m., to:

    1. Elect two directors to the Board of Directors for a three-year term;

    2. Approve a Performance-Based Incentive Compensation Plan for the chief executive officer of Janus Capital Corporation; and

    3. Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 11, 2002. The accompanying Proxy Statement contains additional information regarding the matters to be acted on at the Annual Meeting.

Kansas City, Missouri
                                             By order of the Board of Directors
April 5, 2002
                                             /s/ Gwen E. Royle
                                             Gwen E. Royle
                                             Vice President--Legal and
                                             Corporate Secretary


Please complete, sign and return your proxy card in the enclosed envelope, or, if you hold your shares in street name (through a broker or nominee), you may also submit your voting instructions by telephone or the Internet as instructed by such broker or nominee.

                               TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
   Voting Information................................................................   1
   Cost of Proxy Solicitation........................................................   3

ITEM 1--ELECTION OF DIRECTORS........................................................   3
   Information About Nominees and Other Directors....................................   3
   Board of Directors Meetings and Committees........................................   4
   Director Compensation.............................................................   5

ITEM 2--APPROVAL OF A PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN FOR
  THE CHIEF EXECUTIVE OFFICER OF JANUS CAPITAL CORPORATION...........................   6
   The Incentive Plan................................................................   6
   Plan Benefits.....................................................................   7
   Federal Income Tax Consequences...................................................   7

INDEPENDENT PUBLIC ACCOUNTANTS.......................................................   8

STOCK OWNERSHIP......................................................................   9
   Stock Ownership of Certain Beneficial Owners and Management.......................   9
   Section 16(a) Beneficial Ownership Reporting Compliance...........................  10

EXECUTIVE COMPENSATION...............................................................  11
   Summary Compensation Table........................................................  11
   Option Grants in Last Fiscal Year.................................................  12
   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.  13
   Employment Agreements with the Named Executive Officers...........................  13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................................  17
   Acquisition of Janus Shares from Mr. Bailey.......................................  17

PERFORMANCE GRAPH....................................................................  18

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..............................  19
   Compensation Package Components...................................................  20
   Compensation of the Chief Executive Officer.......................................  21
   Deductibility of Compensation.....................................................  22

AUDIT COMMITTEE REPORT...............................................................  22

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING....................................  24

HOUSEHOLDING.........................................................................  24

                            Stilwell Financial Inc.
                                920 Main Street
                          Kansas City, Missouri 64105

                               -----------------

                                PROXY STATEMENT

                               -----------------

      This Proxy Statement, which was first mailed to shareholders on or about April 5, 2002, is being sent to you in connection with the solicitation of proxies by the Board of Directors of Stilwell Financial Inc. for the Annual Meeting of Shareholders to be held on Thursday, May 9, 2002, at 10:00 a.m. In this Proxy Statement, we may refer to Stilwell Financial Inc. as the "Company", "Stilwell", "we" or "us".

Voting Information

  Record date

      The record date for the Annual Meeting was March 11, 2002. You may vote all shares of the Company's common stock that you owned as of the close of business on that date. On March 11, 2002, 222,300,415 shares of common stock were outstanding. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

  How to vote

      You may vote by proxy or in person at the Annual Meeting. You may vote by proxy even if you plan to attend the Annual Meeting.

      Voting by proxy. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you hold your shares through a securities broker or nominee (that is, in "street name"), you may vote your shares by proxy in the manner prescribed in the voting form provided to you by such broker or nominee. Many brokers and nominees permit proxy voting by telephone and Internet.

      Voting at the Annual Meeting. Submitting your proxy prior to the Annual Meeting does not limit your right to vote in person at the Annual Meeting if you should later decide to do so. If you should wish to vote in person at the Annual Meeting, we will pass out written ballots for such purpose as requested; however, if you hold your shares in street name, you must obtain a legal proxy from your broker or nominee and bring it to the Annual Meeting to vote in person at the Annual Meeting.

  Revoking your proxy

      You can revoke your proxy at any time before your shares are voted at the Annual Meeting by (1) delivering a written notice of revocation to Gwen E. Royle, Vice President--Legal and Corporate Secretary, Stilwell Financial Inc., 920 Main Street, Suite 2100, Kansas City, Missouri 64105, (2) completing, signing and submitting a new proxy card with a later date or (3) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy.

  Returning your proxy without indicating your vote

      If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted as follows: FOR the election of the nominees for director named below, FOR the approval of the performance-based incentive compensation plan for the chief executive officer of Janus Capital Corporation, a subsidiary of the Company ("Janus"), described below, and at the discretion of the person voting the proxy on any other matter properly brought before the Annual Meeting.

  Withholding your vote or voting to "abstain"

      In the election of directors, you can withhold your vote for either or both of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposals, you can vote to "abstain." If you vote to "abstain," your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal.

  Street name shares may be voted even if you do not submit your proxy or attend the Annual Meeting

      Many shareholders hold stock in street name through a broker-dealer or other nominee. Most broker-dealers are members of the National Association of Securities Dealers, which generally does not allow them to vote shares held in street name unless they are permitted to do so under the rules of a national securities exchange to which they belong. Under the rules of the New York Stock Exchange ("NYSE"), NYSE member brokers who do not receive instructions from beneficial owners are entitled to vote on the proposals presented in this Proxy Statement at their discretion. If you do not vote your shares held in street name and your broker does not vote them, those shares will have no effect on the outcome of any matter voted on at the Annual Meeting.

  Votes required to conduct business at the Annual Meeting

      We need a majority of the shares of common stock outstanding on March 11, 2002, present, in person or by proxy, to conduct business at the Annual Meeting.

  Votes required to elect directors and to adopt other proposals

      The two nominees for director receiving a plurality (that is, the greatest number) of votes at the Annual Meeting will be elected as directors.

      The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the performance-based incentive compensation plan for the chief executive officer of Janus.

  Other matters to be decided at the Annual Meeting

      All of the matters we knew about as of April 5, 2002, to be brought before the Annual Meeting are described in this Proxy Statement. If any matters were to properly come before the Annual Meeting that are not specifically set forth on your proxy and in this Proxy Statement, the persons appointed by the Company to vote the proxies would vote on such matters at their discretion.

  Postponement or adjournment of the Annual Meeting

      If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and might be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You would still be able to revoke your proxy until it were voted.

  Special instructions apply for employee plan shares

      Participants in the Employee Stock Ownership Plans ("ESOPs") of the Company, Kansas City Southern Industries, Inc. ("KCSI") and DST Systems, Inc. ("DST") are each provided a separate voting instruction card (accompanying this Proxy Statement) to instruct the trustee of these ESOPs how to vote the shares of Company common stock held on behalf of the participant. The trustee of each ESOP must receive your voting instructions for the common stock allocated to your ESOP account before May 7, 2002. If the trustee does not receive your voting instructions before that date, it will vote those shares as well as any shares held by the respective ESOP that are not allocated to participant accounts, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, in the same proportion as the votes that it receives for the allocated shares held by the respective ESOP.

      On March 11, 2002, there were 2,016,146 outstanding Company shares in the Stilwell Financial Inc. 401(k), Profit Sharing and Employee Stock Ownership Plan ("Company ESOP"), 1,797,601 outstanding Company shares in the KCSI ESOP and 2,440,331 outstanding Company shares in the DST ESOP.

Cost of Proxy Solicitation

      The Company will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and Morrow & Co., Inc. may solicit your proxy by telephone or other means. The Company will pay Morrow & Co. a fee of $6,000 plus expenses and will reimburse brokers for costs they incur in mailing proxy materials.

                         ITEM 1--ELECTION OF DIRECTORS

      Our Board of Directors currently has five directors, divided into three classes. Members of each class serve for a three-year term. Shareholders elect one class of directors at each annual meeting.

      The Board has nominated Mr. Paul Balser and Lord Robert Skidelsky for election as directors of the Company for a term ending at the 2005 Annual Meeting. Mr. Balser and Lord Skidelsky are current directors of the Company, and have indicated to the Company that they would serve if elected. We do not anticipate that Mr. Balser and Lord Skidelsky would be unable to stand for election, but if that were to happen, your proxy would be voted for another nominee or substitute director proposed by the Board.

Information About Nominees and Other Directors

  Nominees for election to the Board of Directors for a three-year term expiring in 2005

      Paul F. Balser, age 60, has been a director of the Company since June 2000. He has been a partner of Ironwood Partners, LLC since December 2000, and a partner of Generation Partners, L.P., both of New York, New York, since August 1995. Both are investment firms specializing in privately negotiated equity transactions. He was a partner of Centre Partners, L.P., New York, New York, from September 1986 through July 1995, which also specialized in privately negotiated equity and venture capital investments. Mr. Balser is also a director of Tweedy, Browne Fund Inc., New York, New York, Carbide/Graphite Group, Inc., Pittsburgh, Pennsylvania, as well as a number of private companies. Mr. Balster was a director of KCSI from 1990 to July 2000.

      Robert Skidelsky, age 62, has been a director of the Company since January 2001. Lord Skidelsky has been the Chairman of The Social Market Foundation, London, England since 1992. He has also served as Chair of Political Economy at Warwick University, Coventry, England, since 1990. Lord Skidelsky is a fellow of the British Academy and an honorary fellow of Jesus College, Cambridge University, Cambridge, England. Lord Skidelsky was named to the United Kingdom Parliament's House of Lords in 1991, and from 1998 to 1999 served as Principal Opposition Spokesman on Treasury Affairs, House of Lords.

      The Board of Directors recommends a vote FOR the election of each of the nominees.

  Directors continuing in office--terms expiring in 2003

      Landon H. Rowland, age 64, has been Chairman of the Board, President and Chief Executive Officer of the Company since June 2000. Mr. Rowland is a director of KCSI and was Chairman of the Board of KCSI from May 1997 to December 2000, President of KCSI from July 1983 to July 2000 and Chief Executive Officer of KCSI from January 1987 to July 2000. Mr. Rowland is also a director of Janus, Stilwell Management, Inc. and Nelson Money Managers Plc, each of which is a subsidiary of the Company.

      James E. Barnes, age 68, has been a director of the Company since June 2000. From May 1986 until his retirement in 1998, he was Chairman of the Board of Directors and Chief Executive Officer of MAPCO Inc., Tulsa, Oklahoma. In addition to those offices, Mr. Barnes also served as President of MAPCO from May 1986 to December 1991 and from October 1995 until his retirement. MAPCO, which processed, transported, stored, purchased and sold petroleum and natural gas liquid products, was acquired by The Williams Companies, Inc. in March 1998. Mr. Barnes is also a director of SBC Communications Inc., San Antonio, Texas, and Parker Drilling Co., Tulsa, Oklahoma. Mr. Barnes had been a director of KCSI from 1986 to July 2000.

  Directors continuing in office--terms expiring in 2004

      Morton I. Sosland, age 76, has been a director of the Company since June 2000. He has been Chairman of the Sosland Companies, Inc., Kansas City, Missouri, since January 1993 and was President from July 1968 through December 1992. He has also served as Chairman of Sosland Publishing Company, Kansas City, Missouri, since 1984. The Sosland Companies are publishers and venture capital investors. Mr. Sosland had been a director of KCSI from 1976 to July 2000.

  Board of Directors Meetings and Committees

      The Board of Directors met seven times during the 2001 fiscal year. Each director attended all of such meetings. The Board's standing committees include the following:

          Executive Committee. The Executive Committee consists of directors appointed by the Board of Directors to serve one-year terms. When the Board of Directors is not in session, the Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company, except as provided in the Delaware General Corporation Law and in the Certificate of Incorporation and the Bylaws of the Company. The Executive Committee has full power to act as the Nominating Committee which, when acting as such, has the power and duty to make recommendations to the Board of Directors as to suitable nominees for election to the Board of Directors by the shareholders or by the remaining members of the Board of Directors, to fill newly created directorships and to fill any vacancies that occur. When acting as the Nominating Committee, it has the power to meet with and consider suggestions from such other members of the Board of Directors, shareholders, members of management, consultants and other persons, firms or corporations as they deem necessary or advisable to assist them in making such recommendations. A shareholder who desires to make a recommendation of a director-nominee should send a written statement of the qualifications of the recommended individual to Gwen E. Royle, Vice President--Legal and Corporate Secretary, Stilwell Financial Inc., 920 Main Street, Suite 2100, Kansas City, Missouri 64105 in conformity with the time limitations provided in "Shareholder Proposals for the 2003 Annual Meeting," below. The members of the Executive Committee are James E. Barnes, Morton I. Sosland and Landon H. Rowland. The Executive Committee met twice during the 2001 fiscal year.

          Audit Committee. The Audit Committee consists of outside directors appointed by the Board of Directors to serve staggered three-year terms. The Audit Committee assists the Board in fulfilling its financial oversight responsibilities. The Audit Committee's primary duties and responsibilities are to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding financial, accounting and legal compliance, to monitor the independence and performance of the Company's independent auditors and internal audit department, to provide an avenue of communication among the independent auditors, management, internal audit department and the Board, to monitor compliance with legal and regulatory requirements and to review areas of potential significant financial risk to the Company. The Audit Committee meets with and considers suggestions from members of management and members of the internal audit staff, as well as the Company's independent accountants, concerning the financial operations of the Company. The Audit Committee also has the responsibility to review audited financial statements of the Company and consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services. The members of the Audit Committee are Paul F. Balser, Robert Skidelsky and Morton I. Sosland. The Audit Committee met five times during the 2001 fiscal year. Each committee member attended all the meetings.

          Compensation Committee. The Compensation Committee consists of outside directors appointed by the Board of Directors to serve one-year terms. The Compensation Committee has the power to authorize and determine all salaries for the officers and supervisory employees of the Company; to administer the incentive compensation plans of the Company in accordance with the powers and authority granted in such plans; to determine any incentive allowances to be made to officers and staff of the Company; to administer all stock option plans, stock purchase plans and other equity ownership, compensation, retirement and benefit plans of the Company; to approve the performance-based compensation of individuals pursuant to
    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and to administer all other matters relating to the compensation or benefits of the Company. The members of the Compensation Committee are Paul F. Balser, James E. Barnes and Morton I. Sosland. The Compensation Committee met five times during the 2001 fiscal year. Each committee member attended all the meetings.

Director Compensation

      For fiscal year 2001, members of the Board of Directors who did not receive compensation as officers or employees of the Company received a fee of $5,000 for each meeting of the Board of Directors attended ($2,500 for telephonic participants) and a fee of $2,000 for attendance at any committee meeting ($1,000 for telephonic participants). In addition, all members of the Board of Directors are reimbursed for reasonable travel expenses in connection with attending Board of Directors and committee meetings. The chairman of a committee receives an additional $500 for each committee meeting attended. Directors also receive a grant of options to purchase, at an option price equal to 100% of fair market value on the date of grant, shares of common stock valued at approximately $100,000 on an annual basis immediately following each annual meeting of shareholders as well as a one-time grant of options to purchase, at an option price equal to 100% of fair market value on the date of grant, shares of common stock valued at approximately $200,000 upon joining the Board.

               ITEM 2--APPROVAL OF A PERFORMANCE-BASED INCENTIVE
               COMPENSATION PLAN FOR THE CHIEF EXECUTIVE OFFICER
                         OF JANUS CAPITAL CORPORATION

      The Compensation Committee has approved a performance-based incentive compensation plan for Thomas H. Bailey, the Chairman of the Board, President and Chief Executive Officer of Janus (the "Incentive Plan"), subject to shareholder approval. The purpose of the Incentive Plan is to give Mr. Bailey the opportunity to earn total compensation for the fiscal year 2002 and subsequent years that the Compensation Committee believes is competitive with the market for investment management and financial services organizations of similar size to Janus. The Incentive Plan (as well as other incentive compensation plans that have been implemented at Janus) also is designed to encourage and reward excellent performance, as measured by the achievement of performance goals that are in line with the shareholders' short term and long term interests.

      Under Section 162(m) of the Code, federal income tax deductions of publicly-traded companies may be limited to the extent total compensation for certain executive officers exceeds $1,000,000 in any year. Code Section 162(m) provides an exception for performance-based compensation, provided that the shareholders of the company, or the parent company where the parent company is the publicly-held entity, approve the material terms of the performance goals. The Company is, therefore, submitting the Incentive Plan for shareholder approval. Its applicability for 2002 and later years is contingent upon Company shareholder approval.

      The Incentive Plan replaces an incentive plan that was approved by shareholders at last year's annual meeting of shareholders.

The Incentive Plan

      The Incentive Plan would allow Mr. Bailey to earn incentive compensation in each calendar year payable in cash ranging from $0 (if the minimum performance goal were not reached) up to a maximum of $12 million. The parameters for the Plan were determined by the Compensation Committee based on the recommendation of an independent compensation expert and materials supplied by that expert on competitive compensation for positions comparable to Mr. Bailey's. Under the Plan, the Compensation Committee would establish objective annual performance goals for the Company at the beginning of each fiscal year. The performance goals would be based on the following measures selected by the Compensation Committee: (i) compound annual growth rate of pre-tax income; (ii) pre-tax margin; (iii) investment performance; and (iv) various other relevant measures. The performance goals would have a minimum so that if the minimum goal were not achieved, no incentive award would be paid. The Compensation Committee would be responsible for determining whether the performance goals have been met. In addition, the Compensation Committee would establish at the beginning of each fiscal year the target payout percentages in the event the performance goals were achieved.

      The Compensation Committee administers the Incentive Plan. Under the terms of the Incentive Plan, as approved by the Compensation Committee and in accordance with Section 162(m) of the Code, Janus cannot pay any incentive compensation to Mr. Bailey unless and until the Compensation Committee certifies in writing that the goals and any other material conditions were, in fact, satisfied. The Incentive Plan does not have a date certain at which it terminates.

      In each of years 2000 and 2001, $1 million was paid to Mr. Bailey under the previous incentive plan for the years 1999 and 2000, respectively. In 2002, $500,000 was paid to Mr. Bailey under the previous incentive plan for the year 2001. Assuming that the Incentive Plan for which shareholder approval is now being sought were in effect in 2002 and the relevant 2002 performance goals were satisfied to the same extent as they were satisfied in 2001, the following incentive compensation would have been paid to the following individuals or groups.

Plan Benefits

                                                                   2002 Incentive
Name and Position                                                   Compensation
-----------------                                                  --------------
Landon H. Rowland.................................................  Not eligible
 Chairman of the Board, President and Chief Executive Officer
Thomas H. Bailey.................................................. $   7,360,000*
 Chairman, President and Chief Executive Officer of Janus
Danny R. Carpenter................................................  Not eligible
 Executive Vice President
Gwen E. Royle.....................................................  Not eligible
 Vice President--Legal and Corporate Secretary
Daniel P. Connealy................................................  Not eligible
 Vice President and Chief Financial Officer
Douglas E. Nickerson..............................................  Not eligible
 Vice President, Controller and Treasurer
Current Executive Officers as a Group............................. $   7,360,000
Current Directors, Excluding Executive Officers, as a Group.......  Not eligible
Current Employees and Officers, excluding Executive Officers, as a
  Group...........................................................  Not eligible

--------
* Based on 2001 actual base salary. Only Mr. Bailey is eligible to receive incentive compensation under the Incentive Plan.

Federal Income Tax Consequences

      If the Incentive Plan is approved, Janus will, upon accrual of the obligation to pay compensation under the new Incentive Plan, incur a compensation expense both for financial statement and federal income tax purposes. If Mr. Bailey earns incentive compensation under the Incentive Plan, he will recognize ordinary income when he receives the incentive compensation.

      The Board of Directors recommends a vote FOR approval of the Incentive
Plan.

                        INDEPENDENT PUBLIC ACCOUNTANTS

      For 2001, PricewaterhouseCoopers LLP audited the consolidated financial statements of the Company, on a consolidated basis, and Deloitte & Touche separately audited the financial statements of Janus. To reduce duplication of effort and expense, the Company is currently considering whether to select a single accounting firm to do both audits, and expects to make such determination by the third quarter of 2002.

      Audit Fees. The aggregate fees for professional services billed by PricewaterhouseCoopers LLP in connection with their audit of the Company's consolidated financial statements in our Annual Report on Form 10-K and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year were approximately $354,000.

      Financial Information Systems Design and Implementation Fees. There were no professional services billed by PricewaterhouseCoopers LLP in the 2001 fiscal year relating to financial information systems design and implementation.

      All Other Fees. Fees related to all other services were $885,264. Of this amount, $29,700 was for financial statement audits of Stilwell subsidiaries and employee benefit plans, $422,862 was for services completed in conjunction with Stilwell's debt offerings, $290,193 was for services relating to general and other control reviews, $50,862 was for miscellaneous accounting consultations, $81,647 was for tax planning and tax compliance services and $10,000 was for all other services.

      Attendance at Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement and to answer your questions.

                                STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management

      The table below sets forth information regarding beneficial ownership of our outstanding common stock as of March 11, 2002, by (i) beneficial owners of more than 5% of our outstanding common stock that have publicly disclosed their ownership; (ii) the members of our Board of Directors and certain executive officers; and (iii) all of our officers and directors as a group. The Company has no knowledge of any arrangement that would at a subsequent date result in a change in control of the Company.

                                                                Shares of Common Stock
                                                                 Beneficially Owned(1)
                                                              --------------------------
Name                                                            Number         Percentage
----                                                          ----------       ----------
The TCW Group, Inc. and certain affiliates................... 25,514,642(2)       11.1%
Thomas H. Bailey.............................................     61,842(3)          *
 Chairman, President and Chief Executive Officer of Janus
Paul F. Balser...............................................    165,477             *
 Director
James E. Barnes..............................................    239,955(3)(4)       *
 Director
Danny R. Carpenter...........................................    636,613(3)(4)       *
 Executive Vice President
Daniel P. Connealy...........................................      3,000             *
 Vice President and Chief Financial Officer
Douglas E. Nickerson.........................................     40,262(3)          *
 Vice President, Controller and Treasurer
Landon H. Rowland............................................  3,326,702(3)(4)     1.5%
 Chairman of the Board, President and Chief Executive Officer
Gwen E. Royle................................................     81,435(3)          *
 Vice President--Legal and Corporate Secretary
Robert Skidelsky.............................................     13,700             *
 Director
Morton I. Sosland............................................    380,043(4)          *
 Director
All Directors and Executive Officers as a Group (12 persons).  5,920,807(3)        2.6%

--------
*   Less than 1% of the outstanding shares.
(1) Ownership is based on the number of shares outstanding as of March 11, 2002, plus any shares that may be acquired upon the exercise of options or other convertible securities that are exercisable on March 11, 2002, or will become exercisable within 60 days of that date. Except as noted, the holders have sole voting and dispositive power over the shares.
(2) Based upon information in its Schedule 13G filed March 11, 2002. The address for The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017. The reporting persons expressly declared that the filing of the information on Schedule 13G shall not be construed as an admission that they are the beneficial owners of any securities covered by such statement.
(3) Under applicable law, shares that are held indirectly may also be considered beneficially owned. Such shares included in the amounts shown above are as follows: Mr. Bailey owns 46,197 shares through the Company ESOP; Mr. Barnes owns 87,000 shares held in a revocable trust of which he is the trustee; Mr. Carpenter owns 18,381 shares through the Company ESOP and 5,004 shares held in a revocable trust of which he is the trustee; Mr. Nickerson owns 1,755 shares through the

    Company ESOP; Mr. Rowland owns 130,059 and 960 shares through the Company ESOP and the Profit Sharing Plan portion of the Company 401(k) Plan, respectively and 889,916 shares held in a revocable trust of which he is trustee; Ms. Royle owns 2,654 shares through the Company ESOP; and all directors and executive officers as a group own indirectly 2,887,022 shares.
(4) Directors and Executive Officers may also be deemed to own beneficially shares held in other capacities as follows: Mr. Barnes, 87,000 shares held by his wife in a revocable trust of which she is the trustee; Mr.
    Carpenter, 15,730 shares held by his wife in a revocable trust of which she is the trustee; Mr. Rowland, 1,114,773 shares held by his wife in a revocable trust of which she is trustee; and Mr. Sosland, 9,600 shares held in trust of which he has sole voting and dispositive power as trustee, options for 75,261 shares held by a limited partnership of which he is a limited partner but as to which beneficial ownership is disclaimed, and 286,084 shares over which he has shared voting and/or dispositive power but as to which beneficial ownership is disclaimed, which shares are held as follows: 183,484 shares held by certain entities of which he is a control person, 92,000 shares held as co-trustee of certain testamentary trusts, and 10,600 shares in a charitable foundation of which he is a director.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the SEC and NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's equity securities, and to provide copies of such reports to the Company. Based solely upon a review of such reports furnished to the Company for fiscal 2001 and written representations to the Company that no other reports were required, the Company is not aware of any reports required to be filed with the SEC under Section 16(a) that were filed late or not filed by the Company's officers or directors with respect to fiscal 2001.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table contains information about the compensation that the Company paid to its Chief Executive Officer, the chief executive officer of Janus, and the four other most highly compensated executive officers of the Company (the "named executive officers"). The information in this table reflects compensation earned by the named executive officers for services rendered to the Company.

                                                                          Long Term
                                                                         Compensation
                                                                            Awards
                                                                         ------------
                                             Annual Compensation          Number of
                                     --------------------------------     Securities
                                                            Other Annual  Underlying   All Other
Name and Principal Occupation   Year  Salary    Bonus       Compensation   Options    Compensation
-----------------------------   ---- -------- ----------    ------------ ------------ ------------
Landon H. Rowland.............. 2001 $825,000          0      $53,877(1)     4,335(1)   $ 20,564(1)
  Chairman of the Board,        2000 $787,500          0      $61,662      481,850      $ 20,564
  President and Chief Executive 1999 $750,000          0      $48,251            0      $105,490
    Officer

Thomas H. Bailey............... 2001 $900,000 $  500,000(2)         0            0      $180,530(2)
  Chairman, President and Chief 2000 $900,000 $1,000,000            0            0      $172,462
  Executive Officer of Janus    1999 $900,000 $1,000,000            0            0      $121,128

Danny R. Carpenter............. 2001 $400,000 $  200,000            0        2,768(3)   $ 19,322(3)
  Executive Vice President      2000 $365,000 $  400,000            0      167,907      $ 18,242
                                1999 $330,000          0            0        1,960      $ 17,815

Gwen E. Royle.................. 2001 $250,000 $  150,000            0       21,140(4)   $ 44,290(4)
  Vice President--Legal and     2000 $190,000 $  250,000            0       63,169      $ 17,468
  Corporate Secretary           1999 $180,000 $   60,000            0       40,000      $ 16,262

Daniel P. Connealy(5).......... 2001 $175,000 $  130,000            0       30,000      $ 13,255(6)
  Vice President and Chief      2000        0          0            0            0             0
  Financial Officer             1999        0          0            0            0             0

Douglas E. Nickerson........... 2001 $165,000 $   75,000            0        7,620(7)   $ 17,241(7)
  Vice President, Controller    2000 $157,500 $  150,000            0       46,110      $ 16,966
  and Treasurer                 1999 $150,162 $   25,000            0       20,000      $ 16,585

--------
(1) Other annual compensation for Mr. Rowland includes premiums on a disability insurance policy of $53,877. The number of securities underlying options includes 4,335 shares of common stock underlying options granted to Mr. Rowland pursuant to the Company Executive Plan. All other compensation for Mr. Rowland for 2001 is comprised of: (i) a contribution to his account under the Company ESOP of $6,800; (ii) a contribution to his account under the Company 401(k) Plan of $5,100; (iii) a contribution to his account under the Company's profit sharing plan of $5,100; and (iv) premiums on group term life insurance of $3,564.
(2) The bonus for Mr. Bailey for 2001 was under a performance-based incentive compensation plan approved by KCSI shareholders in 1998 and Stilwell Shareholders in 2001. All other compensation for Mr. Bailey for 2001 is comprised of: (i) directors' fees in the aggregate amount of $157,000, paid to Mr. Bailey in his capacity as director of Janus, Janus Investment Fund and Janus Aspen Series; (ii) a contribution to his account under the Company ESOP of $6,800; (iii) a contribution to his account under the Company 401(k) Plan of $5,100; (iv) a contribution to his account under the Company's profit sharing plan of $5,100; and (v) premiums on group term life insurance of $6,530.

(3) The number of securities underlying options includes 2,768 shares of common stock underlying options granted to Mr. Carpenter pursuant to the Company Executive Plan. All other compensation for Mr. Carpenter for 2001 is comprised of: (i) a contribution to his account under the Company ESOP of $6,800; (ii) a contribution to his account under the Company 401(k) Plan of $5,100; (iii) a contribution to his account under the Company's profit sharing plan of $5,100; and (iv) premiums on group term life insurance of $2,322.
(4) The number of securities underlying options includes 940 shares of common stock underlying options granted to Ms. Royle pursuant to the Company Executive Plan. All other compensation for Ms. Royle for 2001 is comprised of: (i) a contribution to her account under the Company ESOP of $6,800;
    (ii) a contribution to her account under the Company 401(k) Plan of $5,100;
    (iii) a contribution to her account under the Company's profit sharing plan of $5,100; and (iv) premiums on group term life insurance of $540; and (v) an amount paid to her pursuant to the Company Executive Plan of $26,750.
(5) Mr. Connealy was hired by the Company on June 1, 2001, and the compensation amounts shown for him in this table reflect amounts earned by him for the seven months he was employed by the Company in 2001.
(6) All other compensation for Mr. Connealy for 2001 is comprised of: (i) a contribution to his account under the Company ESOP of $6,800; (ii) a contribution to his account under the Company's profit sharing plan of $5,100; and (iii) premiums on group term life insurance of $1,355.
(7) The number of securities underlying options includes 620 shares of common stock underlying options granted to Mr. Nickerson pursuant to the Company Executive Plan. All other compensation for Mr. Nickerson for 2001 is comprised of: (i) a contribution to his account under the Company ESOP of $6,800; (ii) a contribution to his account under the Company 401(k) Plan of $4,950; (iii) a contribution to his account under the Company's profit sharing plan of $5,100; and (iv) premiums on group term life insurance of $391.

      There may be Company employees whose compensation exceeds that of the named executive officers. If this is the case, such persons are not named in the table because they are not executive officers of the Company.

Option Grants in Last Fiscal Year

      The table below describes stock options granted to the named executive officers during the 2001 fiscal year.

                     Number of    % of Total
                     Securities    Options
                     Underlying   Granted to  Exercise or
                      Options    Employees in Base Price  Expiration    Grant Date
Name                  Granted    Fiscal Year   Per Share     Date    Present Value(1)
----                 ----------  ------------ ----------- ---------- ----------------
Landon H. Rowland...    4,335(2)      3.9%      $42.34     1/28/11       $ 82,755

Thomas H. Bailey....        0           0%         n/a         n/a       $      0

Danny R. Carpenter..    2,768(2)      2.5%      $42.34     1/28/11       $ 52,841

Gwen E. Royle.......      940(2)      0.8%      $42.34     1/28/11       $ 17,945
                        7,200         6.5%      $43.69     1/17/11       $155,232
                       13,000        11.7%      $32.48      5/8/11       $187,720

Daniel P. Connealy..   15,000        13.5%      $32.48     5/31/11       $150,000
                       15,000        13.5%      $34.28      6/3/03       $158,750

Douglas E. Nickerson      620(2)      0.6%      $42.34     1/28/11       $ 11,836
                        7,000         6.3%      $32.48      5/8/11       $101,080

--------
(1) Valuation determined using the Black-Scholes option pricing model with the following assumptions: (i) market price per share of common stock equal to the per share exercise price of options; (ii) stock volatility (based on three-year monthly data) of 61.74% for options expiring 1/28/11, 69.43% for options expiring 1/17/11, 62.98% for options expiring 5/8/11, and 39.75% for options expiring 5/31/11 and 6/3/03; (iii) annualized risk-free interest rate of 5.14% for options expiring 1/28/11, 5.27% for options expiring 1/17/11, 3.72% for options expiring 5/8/11, and 3.66% for options expiring 5/31/11 and 6/3/03; (iv) option term of three years; and (v) annualized dividend yield of 0.09% for options expiring 1/28/11 and 1/17/11 and 0.12% for options expiring 5/8/11, 5/31/11, and 6/3/03.
(2) Options granted pursuant to the Company Executive Plan.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table contains the aggregate number of shares of common stock underlying stock options exercised in the 2001 fiscal year and the number of shares of common stock underlying stock options held by each named executive officer as of December 31, 2001.

                                                     Number of Securities      Value of Unexercised
                      Number of                     Underlying Unexercised    In-the-Money Options at
                       Shares                     Options at Fiscal Year End    Fiscal Year End(1)
                      Acquired       Value        -------------------------- -------------------------
Name                 on Exercise    Realized      Exercisable  Unexercisable Exercisable Unexercisable
----                 -----------   -----------    -----------  ------------- ----------- -------------
Landon H. Rowland...  3,888,000(2) $92,389,514(2)   972,504       443,957    $18,050,528      $0
Thomas H. Bailey....          0    $         0            0             0    $         0      $0
Danny R. Carpenter..          0    $         0      592,404       165,193    $11,045,677      $0
Gwen E. Royle.......          0    $         0       73,062        82,147    $   441,610      $0
Daniel P. Connealy..          0    $         0            0        30,000    $         0      $0
Douglas E. Nickerson          0    $         0       36,722        52,428    $   156,773      $0

--------
(1) Calculated by multiplying the difference between the fair market value of the shares of common stock underlying the options as of December 31, 2001 ($27.50 per share) and the exercise price of the options by the number of shares of common stock underlying the options.
(2) Realized upon exercise of expiring options.

Employment Agreements with the Named Executive Officers

      Certain executive officers have entered into employment agreements with the Company. Mr. Bailey has no such agreement, but the Compensation Committee of the Board of Directors of Janus, with the aid of an independent compensation consultant, set Mr. Bailey's base salary and recommended incentive compensation pursuant to the Incentive Plan. The Company's Compensation Committee also approved such incentive compensation.

      Mr. Rowland. The Company entered into an employment agreement dated June 12, 2000, with Mr. Rowland effective as of July 12, 2000, that provides for Mr. Rowland's employment as Chairman of the Board, President and Chief Executive Officer of the Company.

      The employment agreement provides that Mr. Rowland is to serve at the pleasure of the Board of Directors and does not contain a fixed term of employment. Pursuant to the employment agreement, Mr. Rowland will receive a fixed annual base salary of $825,000, which is not to be increased prior to January 1, 2003, and is not to be reduced except by mutual agreement of the Company and Mr. Rowland or as part of a general salary reduction program applicable to all officers of the Company.

Mr. Rowland is not entitled to participate in any Company cash incentive compensation plan during 2000, 2001 or 2002 but is eligible to participate in other benefit plans or programs of the Company generally available to executive employees and is provided with certain disability insurance coverage and life insurance payable to beneficiaries designated by him. Under the employment agreement, the value of Mr. Rowland's annual compensation is fixed at the lower of 175% of his annual base salary or $1,000,000 for purposes of cash compensation-based benefit plans.

      KCSI contributed all of its interest in Janus and its other financial services subsidiaries and investments to Stilwell as of July 1, 1999, and then distributed all of the shares of Stilwell to KCSI shareholders of record on June 28, 2000 (the "Spin-off"). In conjunction with entering into the employment agreement with the Company and in lieu of participation in any incentive compensation plan for the period indicated, Mr. Rowland received a grant of KCSI performance stock options for 215,000 shares and a grant of KCSI standard stock options for 16,100 shares. Subject to continued employment, the performance stock options would become exercisable in three equal installments if the price of the KCSI stock increases above the price at the time of grant ($70.7813 per share) (this price was for KCSI stock on May 5, 2000, which was prior to the Spin-off) to certain target levels, computed on the basis of 50% growth in the KCSI stock price for the first installment and 20% compounded annual growth in such stock price above the first installment target price for the second and third installments. The standard stock options for Mr. Rowland will become exercisable one year after the date of grant, subject to continued employment. At the time of the Spin-off, Stilwell options were substituted for all such KCSI options in their entirety. As a result of the substitution, the number of shares of Stilwell common stock underlying Mr. Rowland's performance stock option and standard stock option grants was adjusted to 443,957 and 33,245, respectively, and the target stock price level for the performance options was adjusted to an equivalent level based on Stilwell's stock price at that time ($34.278 per share).

      The employment agreement provides for 24 months of severance pay at an annual rate equal to Mr. Rowland's base salary and for certain health and life insurance benefits in the event of the termination of his employment without cause, other than in connection with a change in control of the Company (as defined in the employment agreement), unless such benefits were provided by another employer. In the year in which termination occurs, Mr. Rowland would remain eligible to receive benefits under the Company incentive compensation plan, if any, and the Company Executive Plan. After termination, Mr. Rowland would not be entitled to accrue or receive benefits under any other employee benefit plan, except he would be entitled to participate in the Company ESOP and the Company 401(k) Plan in the year of termination if he were to meet the requirements for participation in such termination year.

      As part of the employment agreement, Mr. Rowland has agreed not to use or disclose any Company trade secret (as defined in the employment agreement) after any termination of his employment and not to engage in, or manage, a business in competition with any business conducted by the Company or its subsidiaries, in any country or jurisdiction in which the Company or any of its subsidiaries conduct business, for a period of three years following Mr. Rowland's resignation or termination of his employment for cause or due to his disability.

      During the period of his employment under the employment agreement, Mr. Rowland has agreed to retain ownership in himself or members of his immediate family of at least a majority of the number of shares of (i) the Company's common stock received in the Spin-off and (ii) the Company's common stock acquired upon exercise of the Company's stock options (other than shares transferred to the Company or sold to pay the purchase price upon the exercise of stock options or to pay or satisfy tax obligations resulting from such exercise).

      If there were a change in control of the Company or its Significant Subsidiaries (as defined in the employment agreement) during the term of the employment agreement, Mr. Rowland's employment, executive capacity, salary and benefits would be continued for a three-year period at levels in effect on the Control Change Date (as defined in the employment agreement) at a rate not less than twelve times the highest monthly base salary paid or payable to him in the twelve months prior to any change in control. During such three-year period, Mr. Rowland would also be eligible to participate in all benefit plans generally made available to executives of his level or to the employees of the Company generally, would be eligible to participate in any Company incentive compensation plan and would be entitled to immediately exercise all outstanding stock options and receive a lump-sum cash payment equal to the fair market value of all non-vested options. If the amounts payable during this three-year period were discretionary, the benefits continued would not be less than the average annual amount of benefits for the three years prior to the change in control and incentive compensation would not be less than 75% of the maximum amount that could have been paid to Mr. Rowland under the terms of any incentive compensation plan. Mr. Rowland's employment may be terminated after the Control Change Date, but where it is other than For Cause (as defined in the employment agreement), he would be entitled to payment of his base salary through termination plus a discounted cash severance payment equal to 175% of three times his annual base salary and continuation or payment of benefits for a three-year period at levels in effect on the Control Change Date. Mr. Rowland also is permitted to resign employment after a change in control upon Good Reason (as defined in the employment agreement) and advance written notice, and to receive the same payments and benefits as if his employment had been terminated by the Company. Mr. Rowland's employment agreement also provides for payments to him necessary to relieve him of certain adverse federal income tax consequences if amounts received under the employment agreement were deemed to involve "parachute payments" under Section 4999 of the Code.

      Mr. Carpenter, Mr. Connealy, Ms. Royle and Mr. Nickerson. The Company entered into employment agreements with Mr. Carpenter, Ms. Royle and Mr. Nickerson effective as of July 12, 2000, and with Mr. Connealy effective as of June 1, 2001. These employment agreements provided, respectively, for Mr. Carpenter's employment as Vice President, Mr. Connealy's employment as Vice President and Chief Financial Officer, Ms. Royle's employment as Vice President--Legal and Mr. Nickerson's employment as Vice President and Controller. The employment agreements are subject to termination under certain circumstances.

      Since the employment agreements were signed, Mr. Carpenter's title has changed to Executive Vice President and Ms. Royle's title has changed to Vice President--Legal and Corporate Secretary and Mr. Nickerson's title has changed to Vice President, Controller and Treasurer. Additionally, the employment contract of Ms. Royle was amended effective January 1, 2001, to adjust her salary.

      Pursuant to their employment agreements (as amended), Mr. Carpenter, Mr. Connealy, Ms. Royle and Mr. Nickerson will receive as compensation for their services an annual base salary at the rate of $400,000, $300,000, $250,000 and $165,000, respectively. Such salaries shall not be increased prior to January 1, 2003, unless otherwise determined by the Compensation Committee, and are not to be reduced except as agreed to by the parties or as part of a general salary reduction program applicable to all officers of the Company. Under the employment agreements, Mr. Carpenter, Ms. Royle and Mr. Nickerson received cash bonuses of $400,000, $250,000, and $150,000, respectively on

July 22, 2000, but are not entitled to participate in any other Company cash incentive plan during 2000, 2001 or 2002, and Mr. Connealy is not entitled to participate in any such cash incentive plan prior to December 31, 2002. Each of such officers is eligible to participate in other benefit plans or programs of the Company generally made available to executive employees. Under the employment agreements, the value of Mr. Carpenter's, Mr. Connealy's, Ms. Royle's and Mr. Nickerson's annual compensation is fixed at the lower of 175% of their annual base salaries or $1,000,000 for purposes of cash compensation-based benefit plans.

      In conjunction with entering into the employment agreements with the Company and in lieu of participation in any incentive compensation plans for the period indicated (other than the cash bonuses described in the preceding paragraph), Mr. Carpenter, Ms. Royle and Mr. Nickerson received a grant of KCSI performance stock options for 80,000, 30,000 and 22,000 shares, respectively. Subject to continued employment, the performance stock options would become exercisable in three equal installments if the price of the KCSI stock were to increase above the price at the time of grant ($70.7813 per share) (this price was for KCSI stock on May 5, 2000, which was prior to the Spin-off) to certain target levels, computed on the basis of 50% growth in the KCSI stock price, for the first installment and 20% compounded annual growth in such stock price above the first installment target price for the second and third installments. At the time of the Spin-off, Stilwell options were substituted for all such KCSI options in their entirety. As a result of the substitution, the number of shares of Stilwell common stock underlying the performance stock option grants of Mr. Carpenter, Ms. Royle and Mr. Nickerson were adjusted to 165,193, 61,947 and 45,478, respectively, and the target stock price levels for the performance options were adjusted to equivalent levels based on Stilwell's stock price at that time ($34.278 per share).

      In the event of termination without cause by the Company, Mr. Carpenter and Mr. Connealy would each be entitled to 24 months of severance pay, and Ms. Royle and Mr. Nickerson would each be entitled to 12 months of severance pay, in each case at an annual rate equal to their base salary and for reimbursement for the costs of continuing or obtaining comparable health and life insurance benefits unless such benefits were provided by another employer. In the year in which termination were to occur, Mr. Carpenter, Mr. Connealy, Ms. Royle and Mr. Nickerson would remain eligible to receive benefits under the Company incentive compensation plan, if any, and the Company Executive Plan. After termination, the officers would not be entitled to accrue or receive benefits under any other employee benefit plan, except the officers would be entitled to participate in the Company ESOP and the Company 401(k) Plan in the year of termination if such officers were to meet the requirements for participation in such termination year.

      As part of their employment agreements, Mr. Carpenter, Mr. Connealy, Ms. Royle and Mr. Nickerson have agreed not to use or disclose any Company trade secret (as defined in the employment agreements) after any termination of their employment and shall, immediately upon termination of employment, return to the Company or its subsidiaries or affiliates any trade secrets in their possession which exist in tangible form.

      During the period of employment under their employment agreements, Mr. Carpenter, Mr. Connealy, Ms. Royle and Mr. Nickerson each has agreed to retain ownership in himself or herself or members of his or her immediate family of at least a majority of the number of shares of (i) the Company's common stock received in the Spin-off (except for Mr. Connealy, who did not receive any such shares) and (ii) the Company's common stock acquired upon exercise of the Company's stock options (other than shares transferred to the Company or sold to pay the purchase price upon the exercise of stock options or to pay or satisfy tax obligations resulting from such exercise).

      If there were a change in control of the Company or its Significant Subsidiaries (as defined in the employment agreements) during the term of the employment agreements, the officers' employment, executive capacity, salary and benefits would be continued for a three-year period at levels in effect on the Control Change Date (as that term is defined in the employment agreements). During the three-year period, salary would be paid at a rate not less than twelve times the highest monthly base salary paid or payable to the officers by the Company in the twelve months immediately prior to any change in control. During the three-year period, the officers also would be eligible to participate in all benefit plans generally made available to executives of their level or to the employees of the Company generally, would be eligible to participate in any Company incentive compensation plan and would be entitled to immediately exercise all outstanding stock options and receive a lump-sum cash payment equal to the fair market value of all non-vested options. If the amounts payable during this three-year period were discretionary, the benefits continued would not be less than the average annual amount of benefits for the three years prior to the change in control and incentive compensation would not be less than 75% of the maximum amount that could have been paid to the officers under the terms of any incentive compensation plan. The officers' employment may be terminated after the Control Change Date, but where it is other than For Cause (as defined in the employment agreements), they would be entitled to payment of their base salaries through termination, plus Mr. Carpenter, Mr. Connealy, Ms. Royle and Mr. Nickerson would receive a discounted cash severance payment equal to 175% of three times their respective annual base salaries, continuation or payment of benefits for a three-year period at the Control Change Date and certain health, prescription and dental benefits for the remainder of their lives unless such benefits were otherwise provided by a subsequent employer. The officers also would be permitted to resign employment after a change in control upon Good Reason (as that term is defined in the employment agreements) and advance written notice, and to receive the same payments and benefits as if their employment had been terminated by the Company. The employment agreements also provide for payments to such officers necessary to relieve them of certain adverse federal income tax consequences if amounts received under the agreements were deemed to involve "parachute payments" under Section 4999 of the Code.

      Mr. Bailey. Under the 1984 Stock Purchase Agreement to which Mr. Bailey and the Company, by assignment, are parties ("Janus Stock Purchase Agreement"), Mr. Bailey is entitled, upon a termination of his employment within one year of a change of ownership of Stilwell (as defined in the agreement), to receive a payment equal to his prior year's current and deferred compensation.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Janus Shares from Mr. Bailey

      On May 1, 2001, the Company purchased 600,000 shares of Janus common stock from Thomas H. Bailey, Janus' Chairman, Chief Executive Officer and President, for a purchase price of $603 million, pursuant to the exercise of put rights by Mr. Bailey under the Janus Stock Purchase Agreement. In addition, the Company paid to Mr. Bailey approximately $7 million representing interest expense that began to accrue on the unpaid purchase price 30 days after the Company received notice of Mr. Bailey's decision to exercise his put right. On November 9, 2001, the Company purchased the remaining 600,000 shares of Janus common stock owned by Mr. Bailey, for a purchase price of $603 million, again pursuant to the exercise of put rights by Mr. Bailey under the Janus Stock Purchase Agreement. With the completion of these transactions, the Company owns approximately 98% of Janus, with the remainder owned by certain Janus employees.

                                PERFORMANCE GRAPH

      The following graph illustrates the cumulative total shareholder return (rounded to the nearest whole dollar) of our common stock during the period beginning June 26, 2000 (the first date of trading of our common stock in conjunction with the Spin-off from KCSI) through December 31, 2001, and compares it to the cumulative total return on the S&P 500 Index and the S&P Diversified Financial Services Index. The comparison assumes a $100 investment on June 26, 2000, in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. This table is not intended to forecast future performance of our common stock.

                             STILWELL FINANCIAL INC.

                           RELATIVE MARKET PERFORMANCE
                  TOTAL RETURN JUNE 26, 2000-DECEMBER 31, 2001
                                     [CHART]

             Stilwell Financial Inc.     S&P Diversified       S&P 500
                                       Financial Services
 6/26/2000             100                   100                  100
 9/30/2000          113.36                121.71                99.03
12/31/2000           102.8                 118.8                91.28
 3/31/2001           69.93                101.25                80.46
 6/30/2001           87.53                112.03                85.17
 9/30/2001           50.87                 89.42                72.67
12/31/2001           71.04                104.11                80.43

--------
(1) The S&P 500 is an index prepared by Standard and Poor's Corporation, an independent company. The S&P 500 Index reflects the change in weighted average market for 500 companies whose shares are traded on the New York Stock Exchange, American Stock Exchange and in the over-the-counter market.
(2) The S&P Diversified Financial Services is an index prepared by Standard and Poor's Corporation.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Introduction. The Board of Directors believes that increasing the value of the Company to its shareholders is its most important objective. In support of this objective, the Board charges the Compensation Committee with the responsibility of designing compensation packages for the Company's executives that provide substantial incentives to increase shareholder value while enabling the Company to attract and retain exceptionally qualified executives. The Board emphasizes its overall objective by also relating the outside directors' compensation to shareholder value through stock options. The Compensation Committee also reviews and approves the incentive compensation arrangements for the chief executive officer of Janus.

      The Compensation Committee seeks to align the interests of the Company executives with the Board's overall objective through a compensation strategy that emphasizes long-term stock ownership and closely links executive compensation with changes in shareholder value. In designing those compensation packages, the Compensation Committee believes the Company's compensation packages should provide executives with market competitive base salaries and the opportunity to earn additional compensation if shareholders experience long-term increases in the value of their stock. The Compensation Committee also believes that the Company's executives should maintain a significant equity interest in the Company but that executives should earn such interest only if the Company's shareholders also experience an increase in the value of their investment.

      The Compensation Committee has implemented this strategy through compensation packages that:

    .   Eliminate normal participation in any annual cash incentive program.

    . Provide stock-based incentives through awards of stock options that require, for the recipient to receive any benefits, market price increases in the Company's common stock.

    .   Emphasize long-term stock ownership through:

--Agreementswith the Company's officers that a majority of the net value of any stock-based awards (less any shares used to pay any exercise price or satisfy tax obligations resulting from exercise of stock options) will be maintained in the form of Company stock while the executive remains employed by the Company; and

     --TheCompensation Committee's consideration of the retention of past
          Company stock-based awards in determining the levels of future stock-based grants.

      The result is that a significant portion of these compensation packages is based upon at-risk components.

      The Compensation Committee has used this compensation strategy with all the Company executive officers who the Compensation Committee identifies as especially important to the long-term success of the Company.

      To assist the Compensation Committee with its responsibilities, the Compensation Committee utilizes the expertise of independent compensation consultants. In addition to advising the Compensation Committee, the compensation consultants provide the Compensation Committee with surveys of compensation levels and practices of selected industries and companies. The compensation surveys used to determine competitive market pay range focused on investment asset management companies and mutual fund and other financial services companies having similar levels of revenues as the Company. These compensation surveys include some of the companies comprising the S&P

Diversified Financial Services Index (the peer group used in the stock performance graph above), as well as other companies in other industries. The Compensation Committee also believes a broader sample of companies better represents the market for executives. Where appropriate, compensation data from these surveys are adjusted through regression analysis to estimate compensation levels at companies similar in size to the Company or its operating units. The next section of this report details the compensation program for these executives.

Compensation Package Components

      Base Salary. The Compensation Committee determines the level of base salaries for all of the executives for whom the Compensation Committee has responsibility based on competitive market practices as indicated in surveys utilized by the Compensation Committee, individual contribution and performance, level of responsibility, experience and the Company's corporate performance. The Compensation Committee does not give any specific weighting to any of these factors.

      The Compensation Committee targets the 75th percentile of the observed competitive market practice in setting base salary levels. The Compensation Committee chooses such levels based on the fact such executives will not participate in any annual cash incentive plans and such executives have a higher risk (because of the use of the stock-based incentives) of not being fully compensated than they would if they had participated in the annual cash incentive program.

      Stock Compensation. The key component of the Compensation Committee's strategy is to make stock-based incentives a significant portion of the executives' total compensation package, primarily through stock options. By using primarily stock options, the Compensation Committee seeks to ensure that the executives will be fully compensated only if the Company's shareholders also experience an increase in the value of their investment and that any such compensation is linked directly to such increases in the Company's stock price. However, in the event that stock compensation fails to provide sufficient incentive for executives over a significant period of time due to market conditions or other factors beyond the control of the Company, the Compensation Committee retains discretion to make appropriate adjustments to the executives' compensation packages.

      To determine how many options to grant in connection with the compensation packages, the Compensation Committee first considers each individual's targeted total compensation for the period in question using the compensation surveys mentioned above, including estimated potential earnings under the Company's annual cash incentive compensation plan, if any. Targeted total incentive compensation is approximately the total of the 75th percentile of the range of potential short-term incentives foregone plus median long-term incentive compensation shown in the observed market practices. These amounts are then adjusted by the Compensation Committee to take into account the individual's contribution and performance, level of responsibility, experience and the Company's corporate performance. The Compensation Committee does not give any specific weighting to any of these factors. An option valuation model is utilized to calculate the risk-adjusted value of each stock option to determine the number of options to be awarded. Each executive's total option grant value is intended to cover the year or years to which the grant relates and to approximate the value of a competitive median long-term incentive opportunity plus the value of the foregone annual cash incentive opportunity.

      The compensation committee of the Board of Directors of Janus, with the aid of an independent compensation consultant, sets Mr. Bailey's base salary and recommends incentive compensation for him. The Company's Compensation Committee approves the incentive compensation based on a review of the independent compensation consultant's analysis and recommendation for incentive compensation for Mr. Bailey. In particular with respect to the incentive compensation program recommended for the year 2002, the recommendation for Mr. Bailey was based on market data for comparable positions and is intended to be competitive in any year with actual awards based on Janus' relative performance against peers and fund-weighted performance. The recommendation of the independent compensation consultant was to set Mr. Bailey's base salary in the upper quartile of the observed base salary ranges indicated in the surveys utilized; however, for most CEOs of investment management funds, base pay is not a significant part of their total package. For the annual cash portion of the CEO pay package, the median and 75th percentile market data were used; the median to anchor the program and the 75th percentile to provide a reference point given Janus' past performance. Consistent with the philosophy behind the incentive compensation program for the Management Committee of Janus, total annual cash compensation for Mr. Bailey was to be targeted at the market median for median performance, with awards adjusted up and down by level of performance. Over time, salary also is expected to be targeted at market median. Based on comparisons to investment management peers and Janus' investment performance, the goal is to closely align pay with performance.

      Consistent with the independent compensation consultant's recommendation, Mr. Bailey will receive approximately 3,604 shares of the approximately 126,083 shares of Janus equity proposed to be awarded in 2002 for 2001 under Janus' long term incentive plan. Also, if the performance-based incentive plan as described above is approved by the Company's shareholders, Mr. Bailey will have the opportunity to earn cash incentive compensation from $0 to $12 million based on (i) investment performance measured over one and three years periods, each weighted equally (each weighted 25%), (ii) pre-tax profit growth (weighted 25%); and (iii) pre-tax operating margin (weighted 25%). Based on the Compensation Committee's goal of closely aligning pay with performance, the Compensation Committee approved the cash incentive compensation plan proposed for Mr. Bailey and being submitted to the Company shareholders.

Compensation of the Chief Executive Officer

      Mr. Rowland's compensation package is based upon the same compensation strategy and utilizes compensation surveys of the same types of companies used by the Compensation Committee for the other executives of the Company discussed above. Mr. Rowland's employment agreement dated June 12, 2000, froze his annual base salary through December 31, 2002. In addition, Mr. Rowland is not entitled to participate in any of the Company's annual cash incentive compensation plans for the years 2000, 2001 and 2002 but continues to participate in other benefit plans or programs of the Company generally available to executive employees.

      The Compensation Committee set Mr. Rowland's base salary in the upper quartile of the observed base salary ranges indicated in the surveys utilized. However, because Mr. Rowland did not participate in any annual cash incentive plans, his total cash compensation was below the median of such compensation indicated in the surveys. In establishing Mr. Rowland's base salary through December 31, 2002, the Compensation Committee considered the fact that his salary was frozen for two and one half years and that Mr. Rowland would not participate in any annual cash incentives during that period in addition to the other factors indicated above considered for the other officers. The Compensation Committee did not give special weight to any of the factors considered.

      Additionally, consistent with the Compensation Committee's compensation strategy, prior to the Spin-off Mr. Rowland received a grant of KCSI performance stock options for 215,000 shares and a grant of KCSI standard stock options for 16,100 shares. Subject to continued employment, the performance stock options would become exercisable in three equal installments if the price of the

KCSI stock were to increase above the price at the time of grant ($70.7813 per share) (this price was for KCSI stock on May 5, 2000, which was prior to the Spin-off) to certain target levels, computed on the basis of 50% growth in the KCSI stock price for the first installment and 20% compounded growth in such stock price above the first installment target for the second and third installments. Each of these predetermined levels was established by assuming appreciation in the market price for KCSI common stock from the date of grant at a rate above the average historical return of the S&P 500 (see the footnotes to the Performance Graph above). The grant of performance stock options was intended to cover the three-year period during which Mr. Rowland will not participate in any Company annual cash incentive compensation plan and is designed to result in total compensation between the median and 75th percentile of the range of total compensation indicated in the surveys. The standard stock options for Mr. Rowland would become exercisable one year after the date of grant, subject to continued employment. At the time of the Spin-off, Company options were substituted for all such KCSI options in their entirety, and the target stock price levels for the performance options were adjusted to the Company stock prices.

Deductibility of Compensation

      The Compensation Committee has reviewed the potential consequences for the Company of Section 162(m) of the Code, which imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to certain executive officers.

      The Compensation Committee intends to qualify all compensation expense as deductible for federal income tax purposes. The compensation packages of the named executive officers (other than Mr. Bailey) include base salary and stock compensation, and the highest total base salary is within the $1 million limit. The stock compensation awarded to those officers and Mr. Bailey's incentive compensation package have the potential to result in total compensation in excess of the $1 million limit of Section 162(m). The Company believes it has taken all steps necessary, including obtaining shareholder approval, so that any compensation expense that the Company may incur as a result of awards under its stock option and incentive compensation plans qualifies as performance-based compensation for purposes of Section 162(m) so that any portion of this component of the executive compensation packages would be deductible for federal income tax purposes.

      The Compensation Committee will review from time to time the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions that it considers to be in the best interests of the Company and its shareholders and that may be based on considerations in addition to tax deductibility.

                                Paul F. Balser
                                James E. Barnes
                                Morton I. Sosland

                            AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal auditors and independent accountants. We also recommend to the Board of Directors the selection of the Company's independent accountants. The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Audit Committee member is independent as defined by NYSE listing standards.

      Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting, auditing or auditor independence. Therefore, we have relied, without independent verification, on the information provided to us and on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and we have also relied on the representations of the independent accountants included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent accountants do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent".

      We held five meetings during 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company's independent accountants, PricewaterhouseCoopers LLP. We discussed with the Company's internal auditors and independent accountants the overall scope and plans for their respective audits. We met with the internal and independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

      We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2001, with management of the Company and PricewaterhouseCoopers LLP.

      We also discussed with PricewaterhouseCoopers LLP matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

      The Company's independent accountants also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent accountants their independence from the Company. When considering PricewaterhouseCoopers LLP's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services

      Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001, be included in the Company's Annual Report on Form 10-K filed with the SEC.

                                Paul F. Balser
                                Robert Skidelsky
                                Morton I. Sosland

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

      Under SEC rules, shareholders intending to present a proposal at the 2003 Annual Meeting and have it included in our proxy statement must submit the proposal in writing to Gwen E. Royle, Vice President--Legal and Corporate Secretary, Stilwell Financial Inc., 920 Main Street, Suite 2100, Kansas City, Missouri 64105. We must receive the proposal no later than December 5, 2002.

      Shareholders intending to present a proposal at the 2003 Annual Meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in the Company's Bylaws. The Bylaws require, among other things, that a shareholder must submit a written notice of intent to present such a proposal that is received by our Secretary no more than 120 days and no less than 90 days prior to the anniversary of the first mailing of the Company's proxy statement for the immediately preceding year's annual meeting. Therefore, the Company must receive notice of such proposal for the 2003 Annual Meeting no earlier than December 6, 2002 and no later than January 5, 2003. If the notice is received before December 6, 2002 or after January 5, 2003, it will be considered untimely and we will not be required to present it at the 2003 Annual Meeting. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 HOUSEHOLDING

      Under rules recently adopted by the SEC, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to receive a separate proxy card or voting instruction card.

      The Company is not householding this year for those shareholders who hold their shares directly in their own name. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for the Company's annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact us at Stilwell Financial Inc., 920 Main Street, Suite 2100, Kansas City, Missouri 64105, Attention: Nancy L. Ince, Assistant Corporate Secretary, (816) 218-2400.

      This year, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household received a single proxy statement and annual report for this year, but you would like to receive your own copy this year, please contact us at Stilwell Financial Inc., 920 Main Street, Suite 2100, Kansas City, Missouri 64105, Attention: Nancy L. Ince, Assistant Corporate Secretary, (816) 218-2400, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company's disclosure documents, please contact ADP and inform them of your request by calling them at (800) 542-1061, or contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

      If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

                                    [GRAPHIC]

STILWELL
FINANCIAL INC.
------------------------------------
                                                   920 Main Street, 21/st/ Floor
                                            Kansas City, Missouri USA 64105-2008

                                 April 5, 2002

Dear Shareholder:

      We cordially invite you to attend the annual meeting of shareholders of Stilwell Financial Inc., which will be held at the Kansas City Marriott Downtown Hotel, 200 West 12th Street, Kansas City, Missouri on Thursday, May 9, 2002 at 10:00 a.m.

      At the meeting, you will be asked to vote on proposals to elect two directors, approve a performance-based incentive compensation plan for the chief executive officer of our subsidiary, Janus Capital Corporation, and consider other business as may properly come before the meeting.

      Enclosed is a notice of the annual meeting, Proxy Statement and a proxy card, along with a copy of our Annual Report for the 2001 fiscal year.

      We encourage you to read the enclosed Proxy Statement and vote promptly. If you attend the Annual Meeting, you may vote in person even if you previously voted by proxy. Thank you for your interest and support.

                                             Very truly yours,

                                             /s/ Landon H. Rowland

                                             Landon H. Rowland
                                             Chairman of the Board, President
                                             and Chief Executive Officer

               PLEASE SEE REVERSE SIDE FOR PROPOSALS TO BE VOTED
      (Date, sign and return promptly in the prepaid envelope enclosed.)

                                  (Tear Here)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - -
                            STILWELL FINANCIAL INC.
                                                                          PROXY

      This proxy confers discretionary authority as described and may be revoked in the manner described in the proxy statement dated April 5, 2002, receipt of which is hereby acknowledged.

                                                      Signature
                                                      ________________________
                                                      Date __________ , 2002

                                                      Signature
                                                      ________________________
                                                      Date __________ , 2002
                                                      Please sign exactly as
                                                      name(s) appear. All joint
                                                      owners should sign.
                                                      Executors,
                                                      administrators, trustees,
                                                      guardians,
                                                      attorneys-in-fact, and
                                                      officers of corporate
                                                      stockholders should
                                                      indicate the capacity in
                                                      which they are signing.
                                                      Please indicate whether
                                                      you plan to attend the
                                                      Annual Meeting:

                                                      [_] Will attend      [_]
                                                           Will not attend

                                                      (Continued on other side.)

                 (Continued, and to be signed on reverse side)

                                  (Tear Here)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - -

                            STILWELL FINANCIAL INC.
                                                                          PROXY

This proxy is solicited by the Board of Directors. Landon H. Rowland, James E. Barnes and Morton I. Sosland or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Stilwell Financial Inc. entitled to be voted by the shareholder(s) signing this proxy at the Annual Meeting of Shareholders to be held on May 9, 2002, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting. If no choice is specified, such proxies will vote "For" the nominee named hereon and "For" proposal 2.

1. Election of two     2. Approve a Performance-Based Incentive Compensation Plan for the chief
   directors.             executive officer of Janus Capital Corporation.
   Nominees: Paul
   F. Balser and          [_] FOR    [_] AGAINST    [_] ABSTAIN
   Robert Skidelsky
                       3. Transact such other business as may properly come before the meeting or
   [_] FOR  all           any adjournment or postponement of the meeting.
   nominees except
   those indicated
   below:
-------------------

   [_] WITHHOLD
   AUTHORITY to
   vote for the
   nominees.

                                 April 5, 2002

Dear DST Systems, Inc. ESOP Participant:

      Enclosed is your voting instruction card in connection with Stilwell Financial's 2002 Annual Meeting of Shareholders to be held on Thursday, May 9, 2002 which instructs UMB Bank, n.a., as Trustee of the Employee Stock Ownership Plan of DST Systems, Inc. (the "DST ESOP"), how to vote the shares of Stilwell Financial Inc. common stock allocated to your account under the DST ESOP.

      Your card should be returned directly to UMB Bank, n.a., Securities Transfer Division, P.O. Box 410064, Kansas City, Missouri 64179-0013, in the enclosed postage-paid return envelope at your earliest convenience and before May 7, 2002.

      Regardless of how you choose to vote, your instruction is confidential. Stilwell Financial Inc. and DST Systems, Inc. will not have access to any information concerning any participant's voting instruction.

      Please note that the number of shares you may vote is the number of shares allocated to your account on March 11, 2002, the record date for the vote. This number of shares does not reflect additions and distribution since March 11, 2002.

                                                [LOGO] Mike Ryan
                                              Mike Ryan
                                              Senior Vice President
                                              Employee Benefits
                                              UMB Bank, n.a.


              (PLEASE SEE REVERSE SIDE FOR PROPOSALS TO BE VOTED)
      (Date, sign and return promptly in the prepaid envelope enclosed.)

                                  (Tear Here)

-----------------------------------------------------------------

     CONFIDENTIAL VOTING INSTRUCTIONS TO UMB BANK, N.A., AS TRUSTEE UNDER
            THE EMPLOYEE STOCK OWNERSHIP PLAN OF DST SYSTEMS, INC.


                                                 Signature __________________
                                                 Date  __________, 2002
                                                 Please sign exactly as
                                                 name appears.

                                                   (Continued on other side.)

                            Stilwell Financial Inc.

                               -----------------

                        Annual Meeting of Shareholders

                               -----------------

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

      The 2002 Annual Meeting will be held at the Kansas City Marriott Downtown Hotel, 200 West 12/th Street, Kansas City, Missouri, on Thursday, May 9, 2002, at 10:00 a.m. to: /

       1.    Elect two directors to the Board of Directors for three-year terms;

       2. Approve a Performance-Based Incentive Compensation Plan for the chief executive officer of Janus Capital Corporation;

       3. Transact such other business as may properly come before the meeting.

      The record date for determining shareholders entitled to vote at the Annual Meeting was the close of business on March 11, 2002. The accompanying Proxy Statement contains additional information regarding the matters to be acted on at the Annual Meeting.

     CONFIDENTIAL VOTING INSTRUCTIONS TO UMB BANK, N.A., AS TRUSTEE UNDER
            THE EMPLOYEE STOCK OWNERSHIP PLAN OF DST SYSTEMS, INC.

                 (Continued, and to be signed on reverse side)

                                  (Tear Here)
-----------------------------------------------------------------

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of Stilwell Financial Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Shareholders to be held on May 9, 2002, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting.

1. Election of two directors. Nominees: Paul F. Balser and Robert Skidelsky

   [_] FOR all nominees except those indicated below:
--------------------------------------------------------------------------------


[_] WITHHOLDAUTHORITY to vote for the nominees.
2. Approve a Performance-Based Incentive Compensation Plan for the chief executive officer of Janus Capital Corporation.

[_] FOR [_] AGAINST [_] ABSTAIN

3. Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
  If the voting instruction card is not returned, the Trustee must vote such shares in the same
proportions as the shares for which voting instruction cards were received from the DST ESOP participants.

                                 April 5, 2002

Dear Kansas City Southern Industries, Inc. ESOP Participant:

      Enclosed is your voting instruction card in connection with Stilwell Financial's 2002 Annual Meeting of Shareholders to be held on Thursday, May 9, 2002 which instructs UMB Bank, n.a., as Trustee of the Employee Stock Ownership Plan of Kansas City Southern Industries, Inc. (the "KCSI ESOP"), how to vote the shares of Stilwell Financial Inc. common stock allocated to your account under the KCSI ESOP.

      Your card should be returned directly to UMB Bank, n.a., Securities Transfer Division, P.O. Box 410064, Kansas City, Missouri 64179-0013, in the enclosed postage-paid return envelope at your earliest convenience and before May 7, 2002.

      Regardless of how you choose to vote, your instruction is confidential. Stilwell Financial Inc. and Kansas City Southern Industries, Inc. will not have access to any information concerning any participant's voting instruction.

      Please note that the number of shares you may vote is the number of shares allocated to your account on March 11, 2002, the record date for the vote. This number of shares does not reflect additions and distributions since March 11, 2002. UMB Bank, n.a. is responsible for voting the shares as it was the Trustee on March 11, 2002.

                                              [LOGO] Mike Ryan
                                              Mike Ryan
                                              Senior Vice President
                                              Employee Benefits
                                              UMB Bank, n.a.

              (PLEASE SEE REVERSE SIDE FOR PROPOSALS TO BE VOTED)
      (Date, sign and return promptly in the prepaid envelope enclosed.)

                                  (Tear Here)

-----------------------------------------------------------------

     CONFIDENTIAL VOTING INSTRUCTIONS TO UMB BANK, N.A., AS TRUSTEE UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN OF KANSAS CITY SOUTHERN INDUSTRIES, INC.


                                                 Signature __________________
                                                 Date  __________, 2002
                                                 Please sign exactly as
                                                 name appears.

                                                   (Continued on other side.)

                            Stilwell Financial Inc.

                               -----------------

                        Annual Meeting of Shareholders

                               -----------------

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

      The 2002 Annual Meeting will be held at the Kansas City Marriott Downtown Hotel, 200 West 12/th Street, Kansas City, Missouri, on Thursday, May 9, 2002, at 10:00 a.m. to: /

       1.    Elect two directors to the Board of Directors for three-year terms;

       2. Approve a Performance-Based Incentive Compensation Plan for the chief executive officer of Janus Capital Corporation;

       3. Transact such other business as may properly come before the meeting.

      The record date for determining shareholders entitled to vote at the Annual Meeting was the close of business on March 11, 2002. The accompanying Proxy Statement contains additional information regarding the matters to be acted on at the Annual Meeting.

     CONFIDENTIAL VOTING INSTRUCTIONS TO UMB BANK, N.A., AS TRUSTEE UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN OF KANSAS CITY SOUTHERN INDUSTRIES, INC.

                 (Continued, and to be signed on reverse side)

                                  (Tear Here)
-----------------------------------------------------------------

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of Stilwell Financial Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Shareholders to be held on May 9, 2002, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting.

1. Election of two directors. Nominees: Paul F. Balser and Robert Skidelsky

   [_] FOR all nominees except those indicated below:
--------------------------------------------------------------------------------

[_] WITHHOLDAUTHORITY to vote for the nominees.
2. Approve a Performance-Based Incentive Compensation Plan for the chief executive officer of Janus Capital Corporation.

[_] FOR [_] AGAINST [_] ABSTAIN

3. Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
  If the voting instruction card is not returned, the Trustee must vote such shares in the same
proportions as the shares for which voting instruction cards were received from the KCSI ESOP participants.

                                 April 5, 2002

Dear Stilwell Financial Inc. ESOP Participant:

      Enclosed is your voting instruction card in connection with Stilwell Financial's 2002 Annual Meeting of Shareholders to be held on Thursday, May 9, 2002 which instructs The Charles Schwab Trust Company, as Trustee of the Stilwell Financial Inc. 401(k), Profit Sharing and Employee Stock Ownership Plan (the "Stilwell ESOP"), how to vote the shares of Stilwell Financial Inc. common stock allocated to your account under the Stilwell ESOP.

      Your card should be returned directly to UMB Bank, n.a., Securities Transfer Division, P.O. Box 410064, Kansas City, Missouri 64179-0013, in the enclosed postage-paid return envelope at your earliest convenience and before May 7, 2002.

      Regardless of how you choose to vote, your instruction is confidential. Stilwell Financial Inc. will not have access to any information concerning any participant's voting instruction.

      Please note that the number of shares you may vote is the number of shares allocated to your account on March 11, 2002, the record date for the vote. This number does not include shares attributable to the 2001 ESOP contribution, which were added to your account after March 11, 2002.

                                              The Charles Schwab Trust Company
                                              425 Market Street, 7th Floor
                                              San Francisco, California 94015

              (PLEASE SEE REVERSE SIDE FOR PROPOSALS TO BE VOTED)
      (Date, sign and return promptly in the prepaid envelope enclosed.)

                                  (Tear Here)


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - -

CONFIDENTIAL VOTING INSTRUCTIONS TO THE CHARLES SCHWAB TRUST COMPANY AS TRUSTEE
   OF THE STILWELL FINANCIAL INC. 401(K), PROFIT SHARING AND EMPLOYEE STOCK
                                OWNERSHIP PLAN

                       Signature _______________________ Date __________ , 2002
                                                   Please sign exactly as name
                                                             appears.

                                                    (Continued on other side.)

            STILWELL FINANCIAL INC. ANNUAL MEETING OF SHAREHOLDERS

                               -----------------
                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                               -----------------

      The 2002 Annual Meeting will be held at the Kansas City Marriott Downtown Hotel, 200 West 12th Street, Kansas City, Missouri, on Thursday, May 9, 2002, at 10:00 a.m. to:

       1.    Elect two directors to the Board of Directors for three-year terms;

       2. Approve a Performance-Based Incentive Compensation Plan for the chief executive officer of Janus Capital Corporation;

       3. Transact such other business as may properly come before the meeting.

      The record date for determining shareholders entitled to vote at the Annual Meeting was the close of business on March 11, 2002. The accompanying Proxy Statement contains additional information regarding the matters to be acted on at the Annual Meeting.

CONFIDENTIAL VOTING INSTRUCTIONS TO THE CHARLES SCHWAB TRUST COMPANY AS TRUSTEE
   OF THE STILWELL FINANCIAL INC. 401(K), PROFIT SHARING AND EMPLOYEE STOCK
                                OWNERSHIP PLAN

                 (Continued, and to be signed on reverse side)

                                  (Tear Here)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
- - - - - - - - - - - - -


This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to shares of stock of Stilwell Financial Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Shareholders to be held on May 9, 2002, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting.

   [_]FOR all nominees except those indicated below:        2.Approve a Performance-Based Incentive Compensation
   ----------------------------------                         Plan for the chief executive officer of Janus Capital
   [_]WITHHOLD AUTHORITY to vote for the nominees.            Corporation.
                                                                [_] FOR     [_] AGAINST     [_] ABSTAIN

                                                            3.Transact such other business as may properly come
                                                              before the meeting or any adjournment or postponement
                                                              of the meeting.

         If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the Stilwell ESOP participants.

APPENDIX A

             JANUS CAPITAL CORPORATION ANNUAL INCENTIVE PLAN FOR THE
                            CHIEF EXECUTIVE OFFICER

SECTION 1.

PURPOSE

The Annual Incentive Plan ("AIP") is intended to advance the interests of Janus Capital Corporation ("Janus" or the "Company") and its stockholders by basing elements of the compensation of the CEO of Janus on the performance of the individual and the Company. Linking a substantial portion of compensation to performance will encourage the CEO to focus his or her efforts on those goals and activities that the Company identifies as contributing materially to the Company's success. Further, the AIP will enable the Company to remain competitive in its compensation practices, allowing it to continue to attract and retain in its employ highly qualified persons for the conduct of its business. Payments pursuant to the AIP are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

SECTION 2.

DEFINITIONS

"Board" means the Board of Directors of Stilwell Financial Inc. ("Stilwell").

"Bonus" means a cash payment, which may be an addition to base pay made pursuant to the AIP with respect to a particular performance period.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board, or such other committee designated by the Board as the "Committee" under the AIP. Any such Committee must consist of two or more persons each of whom are "outside directors" within the meaning of Code Section 162(m).

"Company" means Janus Capital Corporation.

"Fiscal Year" means the 12-month period beginning on each January 1 and ending on the following December 31.

"Measurement Period" means a period of one Fiscal Year, unless a shorter period is otherwise selected and established in writing by the Committee at the time the Performance Goals were established with respect to a particular Award.

"Payment Date" means the date following the conclusion of a particular Measurement Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding Bonuses.

"Performance Goals" means the pre-established objective performance goals established by the Committee for each Fiscal Year.

"Performance Measure" means any measurable criteria tied to the Company's success that the Committee may determine, including, but not limited to revenue, pre-tax Income, pre-tax Margin, net Income, investment performance, other Company and business unit financial objectives and operational efficiency measures.

"Pre-determination Date" means (i) the earlier of: a date 90 days after commencement of the Performance Period, or a date not later than the expiration of 25% of the Performance Period, provided that the satisfaction of selected Performance Measures is substantially uncertain at such time, or (ii) such other date on which a performance goal is considered to be pre-established pursuant to Code Section 162(m).

SECTION 3.

ELIGIBILITY & ADMINISTRATION

To be eligible for payment of any AIP Bonus, the CEO must: (i) be employed by the Company on the last day of the Fiscal Year to which the award pertains, unless termination is due to his or her death, and (ii) have not engaged in any act that is materially adverse to the best interest of the Company or any of its affiliates. No AIP Bonus shall be paid to the CEO if he or she does not satisfy each of the above criteria.

The Plan shall be administered by the Committee. Any action by the Committee that would be in violation of Code Section 162(m) shall be void. The Committee shall have the authority to determine eligibility of the CEO and all financial and other performance criteria applicable to the Bonuses. The Performance Goals shall be determined by the Committee in advance of each Measurement Period or such period as may be permitted by the regulations issued under Code Section 162(m), and may include any Performance Measures. Bonuses are based on the achievement of such Performance Goals.

SECTION 4.

MAXIMUM BONUS AWARDS

The maximum Bonus shall be $12 million.

SECTION 5.

PAYMENT OF AWARDS

If the Performance Goals established by the Committee are satisfied and confirmed in written certification by the Committee, payment shall be made on the Payment Date, unless the Committee determines in its sole discretion to reduce the payment.

SECTION 6.

TERMINATION OF EMPLOYMENT

If the CEO's employment with the Company were to terminate prior to the end of the Measurement Period or otherwise prior to the payment of any Bonus because of death, to the extent the Performance Goals were satisfied, Bonuses shall be paid to his then effective beneficiary or beneficiaries in the amount found by multiplying the Bonus by a fraction the numerator of which is the number of days during the Measurement Period the CEO was employed by the Company and the denominator of which is the total number of days in the Measurement Period. If the CEO were to remain employed through the Measurement Period but were terminated prior to the Payment Date, he or she shall be entitled to receive Bonuses payable with respect to such Measurement Period.

SECTION 7.

AMENDMENT AND TERMINATION

The Committee shall have the right to amend, modify and terminate the AIP from time to time. No such amendment or modification shall, without prior approval of Stilwell's stockholders, (i) alter the business criteria on which the Performance Goals may be based in a manner that would materially increase the amount available for Bonuses or materially increase the benefits accruing to the CEO, or (ii) increase the maximum Bonus.

SECTION 8.

MISCELLANEOUS

Bonus payments shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No other person shall have under any circumstances any interest in any particular property or assets of the Company.

The adoption of the AIP shall not affect any other compensation plans in effect for the Company, nor shall the AIP preclude the Company from establishing any other forms of incentive or other compensation for the CEO.

SECTION 9.

EFFECTIVE DATE

This Plan shall become effective upon approval by the Stilwell stockholders.

                                       3